AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 28, 2002
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            BOK FINANCIAL CORPORATION

             (Exact name of Registrant as specified in its charter)

            OKLAHOMA                                 73-1373454
  (State or other jurisdiction                     (I.R.S. Employer
of incorporation or organization)               Identification Number)

      Bank of Oklahoma Tower
  Boston Avenue at Second Street
         Tulsa, Oklahoma                                74172
(Address of Principal Executive Offices)              (Zip Code)

                    Bank of Tanglewood, National Association
                             1996 Stock Option Plan
                            (Full title of the plans)

                               Stanley A. Lybarger
                      President and Chief Executive Officer
                             Bank of Oklahoma Tower
                         Boston Avenue at Second Street
                              Tulsa, Oklahoma 74172
                                 (918) 588-6000
            (Name, address, including zip code, and telephone number,
                    including area code of agent for service)

                                 With Copies to:

                                TAMARA R. WAGMAN
                            FREDERIC DORWART, LAWYERS
                                  OLD CITY HALL
                                124 E. 4TH STREET
                              TULSA, OKLAHOMA 74103
                                 (918) 583-9958

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                      PROPOSED MAXIMUM    PROPOSED MAXIMUM     AMOUNT OF
                TITLE OF SECURITIES    AMOUNT TO BE    OFFERING PRICE    AGGREGATE OFFERING   REGISTRATION
                  TO BE REGISTERED      REGISTERED       PER SHARE             PRICE              FEE
----------------------------------------------------------------------------------------------------------
Common Stock, $0.00006 par value....... 292,225           $33.90            $9,906,428           $911
==========================================================================================================

(1) Calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended based on the average of the high and low sale prices per share of BOK Financial common stock on NASDAQ on October 23, 2002.

                             INTRODUCTORY STATEMENT

On October 25, 2002, Bank of Tanglewood, N.A. merged into TW Interim National Bank, a wholly owned subsidiary of BOK Financial Corporation. Pursuant to the merger agreement, BOK Financial assumed the stock option plans of Bank of Tanglewood, and each unexpired and unexercised outstanding option to purchase Bank of Tanglewood common stock was automatically converted into an option to purchase that number of shares of BOK Financial common stock obtained by multiplying the number of shares of Bank of Tanglewood common stock issuable upon exercise of such option by 1.75, at an exercise price per share of Bank of Tanglewood common stock equal to the per share exercise price of such Bank of Tanglewood stock option divided by 1.75.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

The documents containing the information required by Item 1 of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the Securities Act). Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 423. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Upon written or oral request, any of the documents incorporated by reference in
Item 3 of Part II of this Registration Statement, any of the other documents required to be delivered to plan participants pursuant to Rule 428(b), and any additional information about the Plan and its administrators are available without charge by contacting:

BOK Financial  Corporation  P.O. Box 2300 Tulsa,  Oklahoma  74172 (918) 588-6000
Attn: Gregg Jaynes

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

BOK Financial has registered its Common Stock under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), effective August 13, 1991, and is currently subject to the informational requirements of the Exchange Act. BOK Financial has been subject to the reporting requirements of the Exchange Act since August 13, 1991, and, therefore, BOK Financial filed its first annual report on Form 10-K for the year ending December 31, 1991. The following documents have been filed with the Securities Exchange Commission ("Commission") by BOK Financial and are hereby incorporated by reference:

(a) BOK Financial's Annual Report on Form 10-K filed with the Commission on March 27, 2002 for the fiscal year ended December 31, 2001;

(b) BOK Financial's Quarterly Report on Form 10-Q filed with the Commission on May 14, 2002 for the quarterly period ended March 31, 2002;

(c) BOK Financial's Quarterly Report on Form 10-Q filed with the Commission on August 14, 2002 for the quarterly period ended June 30, 2002; and,

(d) The description of BOK Financial's capital stock contained on page 2 in Registration Statement on Form 10, as amended by filings on Form 8, filed under the Exchange Act (Registration No. 0-19341), including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by BOK Financial pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Oklahoma Business Corporation Act and Article VI of the Bylaws of BOK Financial Corporation provide BOK Financial Corporation with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Bylaw provisions, BOK Financial Corporation has purchased insurance against certain costs of indemnification of its officers and directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

Exhibit No.          Description

4.0 The rights of holders of the common stock and preferred stock of BOK Financial are set forth in its Articles of Incorporation. The Articles of Incorporation of BOK Financial, incorporated by reference to (i) Amended and Restated Certificate of Incorporation of BOK Financial filed with the Oklahoma Secretary of State on May 28, 1991, filed as Exhibit 3.0 to S-1 Registration Statement No. 33-90450, and (ii) Amendment attached as Exhibit A to Information Statement and Prospectus Supplement filed November 20, 1991 4.1* Bank of Tanglewood, National Association, 1996 Stock Option Plan, as amended

5.0* 0pinion of Frederic Dorwart, Lawyers regarding the legality of the shares of common stock being registered

23.0*Consent  of Ernst & Young,  LLP,  Independent  Auditors  23.1*  Consent  of
     Frederic Dorwart, Lawyers (included in opinion filed as Exhibit 5.0)

24.0*Power  of  Attorney   (included  on  the  first   signature  page  to  this
     (Registration Statement)


*filed herewith

ITEM 9. UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any  prospectus  required by Section  10(a)(3) of the  Securities
Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 28th day of October, 2002.

                            BOK Financial Corporation


By:    /s/ STANLEY A. LYBARGER
    -----------------------------
        Stanley A. Lybarger,
            President and
       Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on October 28, 2002.

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George B. Kaiser and Stanley A. Lybarger, and each of them, each with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURE                TITLE                                        DATE

/s/ GEORGE B. KAISER     Chairman  of the  Board of BOK  Financial   10/28/02
------------------------ Corporation                                ----------
George B. Kaiser

/s/ STANLEY A. LYBARGER  President,  Chief  Executive  Officer and   10/25/02
------------------------ Director of BOK Financial Corporation      ----------
Stanley A. Lybarger

/s/ STEVEN E. NELL       Executive   Vice   President   and  Chief   10/24/02
------------------------ Financial Officer of BOK Financial         ----------
Steven E. Nell           Corporation

/s/ JOHN C. MORROW       Senior  Vice  President  and  Director of   10/27/02
------------------------ Financial  Accounting  and  Reporting  of  ----------
John C. Morrow           BOK Financial Corporation

/s/ VALERIE C. TOALSON   Corporate  Controller  of  BOK  Financial   10/24/02
-------------------------Corporation                                ----------
Valerie C. Toalson


-------------------------Director of BOK Financial Corporation      ----------
C. Fred Ball, Jr.

/s/ SHARON J. BELL                                                   10/24/02
-------------------------Director of BOK Financial Corporation      ----------
Sharon J. Bell


-------------------------Director of BOK Financial Corporation      ----------
Peter C. Boylan, III

/s/ JOSEPH E. CAPPY                                                  10/25/02
-------------------------Director of BOK Financial Corporation      ----------
Joseph E. Cappy

/s/ LUKE R. CORBETT                                                  10/28/02
-------------------------Director of BOK Financial Corporation      ----------
Luke R. Corbett

/s/ WILLIAM E. DURRETT                                               10/28/02
-------------------------Director of BOK Financial Corporation      ----------
William E. Durrett


-------------------------Director of BOK Financial Corporation      ----------
James O. Goodwin

/s/ V. BURNS HARGIS                                                  10/24/02
-------------------------Vice Chairman and Director of BOK          ----------
V. Burns Hargis          Financial Corporation


-------------------------Director of BOK Financial Corporation      ----------
Howard E. Janzen

/s/ E. CAREY JOULLIAN, IV                                            10/28/02
-------------------------Director of BOK Financial Corporation      ----------
E. Carey Joullian, IV


-------------------------Director of BOK Financial Corporation      ----------
David L. Kyle

/s/ ROBERT J. LAFORTUNE                                              10/24/02
-------------------------Director of BOK Financial Corporation      ----------
Robert J. LaFortune

/s/ PHILIP C. LAUINGER                                               10/24/02
-------------------------Director of BOK Financial Corporation      ----------
Philip C. Lauinger

-------------------------Director of BOK Financial Corporation      ----------
John C. Lopez

/s/ STEVEN J. MALCOLM                                                10/24/02
-------------------------Director of BOK Financial Corporation      ----------
Steven J. Malcolm


-------------------------Director of BOK Financial Corporation      ----------
Frank A. McPherson

/s/ STEVEN E. MOORE                                                  10/25/02
-------------------------Director of BOK Financial Corporation      ----------
Steven E. Moore

-------------------------Director of BOK Financial Corporation      ----------
J. Larry Nichols


-------------------------Director of BOK Financial Corporation      ----------
Robert L. Parker, Sr.


-------------------------Director of BOK Financial Corporation      ----------
James A. Robinson


-------------------------Director of BOK Financial Corporation      ----------
L. Francis Rooney, III

/s/ SCOTT F. ZARROW                                                  10/25/02
-------------------------Director of BOK Financial Corporation      ----------
Scott F. Zarrow


THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, as of October 28, 2002.


By /s/ GEORGE B. KAISER
------------------------
George B. Kaiser, Chairman of the Board of BOK Financial Corporation and Administrator of the Bank of Tanglewood, National Association, 1996 Stock Option Plan

By /s/_STANLEY A.LYBARGER
--------------------------
Stanley A. Lybarger, President, Chief Executive Officer and Director of BOK Financial Corporation and Administrator of the Bank of Tanglewood, National Association, 1996 Stock Option Plan

                                INDEX TO EXHIBITS

Exhibit No.          Description

4.0 The rights of holders of the common stock and preferred stock of BOK Financial are set forth in its Articles of Incorporation. The Articles of Incorporation of BOK Financial, incorporated by reference to (i) Amended and Restated Certificate of Incorporation of BOK Financial filed with the Oklahoma Secretary of State on May 28, 1991, filed as Exhibit 3.0 to S-1 Registration Statement No. 33-90450, and (ii) Amendment attached as Exhibit A to Information Statement and Prospectus Supplement filed November 20, 1991 4.1* Bank of Tanglewood, National Association, 1996 Stock Option Plan, as amended

5.0* 0pinion of Frederic Dorwart, Lawyers regarding the legality of the shares of common stock being registered

23.0* Consent of Ernst & Young, LLP, Independent Auditors

23.1*Consent of Frederic Dorwart,  Lawyers (included in opinion filed as Exhibit
     5.0)

24.0*Power  of  Attorney   (included  on  the  first   signature  page  to  this
     (Registration Statement)

*  filed herewith

EXHIBIT 4.1

                    BANK OF TANGLEWOOD, NATIONAL ASSOCIATION
                             1996 STOCK OPTION PLAN
                                October 28, 2002

(Adopted by Action of the Board of Directors of BOK Financial Corporation taken April 30, 2002)

On October 28, 2002 BOK Financial Corporation registered on Securities and Exchange Commission Form S-8 pursuant to the Securities Act of 1933, 292,225 shares of BOK Financial Corporation Common Stock, $0.00006 par value, for issuance in connection with the Bank of Tanglewood, National Association 1996 Stock Option Plan. This document constitutes part of a Section 10(a) prospectus covering the securities that have been registered under the Securities Act of 1933. The documents constituting the Section 10(a) Prospectus are held in a file maintained by the Benefits Department of Human Resources and may be reviewed or obtained, without charge, upon written or oral request made to the Compensation Department of Human Resources of Bank of Oklahoma, National Association, P.O. Box 2300, Tulsa, Oklahoma 74172, telephone number (918) 588-6277.

SECTION 1. Purpose of the Plan. The purpose of the Bank of Tanglewood, National Association 1996 Stock Option Plan ("Plan") is to encourage ownership of common stock, $5.00 par value ("Common Stock"), of Bank of Tanglewood, National Association, a national banking association (the "Bank"), by key employees and directors of the Bank and its Affiliates (as defined below) and to provide increased incentive for such key employees and directors to render services and to exert maximum effort for the success of the Bank. In addition, the Bank expects that the Plan will further strengthen the identification of the key employees and directors with the stockholders. Certain options to be granted under this Plan are intended to qualify as incentive stock options ("ISOs") pursuant to Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), while other options granted under this Plan will be nonqualified options which are not intended to qualify as ISOs ("Nonqualified Options"), either or both as provided in the agreements evidencing the options as provided in Section 6 hereof. As used in this Plan, the term "Affiliates" means any "parent corporation" of the Bank and any "subsidiary corporation" of the Bank within the meaning of Code Sections 424(e) and (f), respectively.

SECTION 2. Administration of the Plan.

(a) Composition of Committee. The Plan shall be administered by the Compensation Committee (the "Committee") designated by the Board of Directors of the Bank (the "Board"), which shall also designate the Chairman of the Committee. If the Bank is governed by Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), no director shall serve as a member of the Committee unless he or she is a "Non-Employee Director" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission (the "Commission") under the Exchange Act.

(b) Committee Action. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum, and all determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote of its members at a meeting duly called and held. The Committee may designate the Secretary of the Bank or other Bank employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute award agreements or other documents on behalf of the Committee and the Bank. Any duly constituted committee of the Board satisfying the qualifications of this
     Section 2 may be appointed as the Committee.

(c) Committee Expenses. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Bank. The Committee may employ attorneys, consultants, accountants or other persons.

SECTION 3. Stock  Reserved for the Plan.  Subject to  adjustment  as provided in
Section 6 hereof, the aggregate number of shares of Common Stock that may be optioned under the Plan is 97,500. The shares subject to the Plan shall consist of authorized but unissued shares of Common Stock and such number of shares shall be and is hereby reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to outstanding options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan or the termination of the last of the options granted under the Plan, whichever last occurs, the Bank shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Should any option expire or be canceled prior to its exercise in full, the shares theretofore subject to such option may again be made subject to an option under the Plan.

SECTION 4. Eligibility. The persons eligible to participate in the Plan as a recipient of options ("Optionee") shall include only key employees and directors of the Bank or its Affiliates at the time the option is granted. A key employee or director who has been granted an option hereunder may be granted an additional option or options, if the Committee shall so determine.

SECTION 5. Grant of Options.

(a) Committee Discretion. The Committee shall have sole and absolute discretionary authority (i) to determine, authorize, and designate those persons pursuant to this Plan who are to receive options under the Plan,
     (ii) to determine the number of shares of Common Stock to be covered by such options and the terms thereof, and (iii) to determine the type of option granted: ISO, Nonqualified Option or a combination of ISO and Nonqualified Options; provided that a director who is not an employee may not receive ISOs. If the Bank is governed by Section 16 of the Exchange Act, the Committee shall specifically pre-approve each grant to each Optionee subject to Section 16(b) in accordance with Rule 16b-3 as amended, unless such grant is or will be otherwise exempt from Section 16(b). The Committee shall thereupon grant options in accordance with such determinations as evidenced by a written option agreement. Subject to the express provisions of the Plan, the Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to interpret the Plan, to prescribe and amend the terms of the option agreements (which need not be identical) and to make all other determinations deemed necessary or advisable for the administration of the Plan.

(b) Stockholder Approval. All options granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders prior to the first anniversary date of the Board meeting held to approve the Plan, by the affirmative vote of the holders of a majority of the shares of the Bank present, or represented by proxy, and entitled to vote at a meeting at which a quorum is present, or by written consent in accordance with the laws of the United States and the State of Texas, as may be applicable; provided that if such approval by the stockholders of the Bank is not forthcoming, all options previously granted under this Plan shall be void.


(c) Limitation on Incentive Stock Options. The aggregate fair market value (determined in accordance with Section 6.(b) of this Plan at the time the option is granted) of the Common Stock with respect to which ISOs may be exercisable for the first time by any Optionee during any calendar year under all such plans of the Bank and its Affiliates shall not exceed $100,000.

SECTION 6. Terms and Conditions. Each option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate.

(a) Option Period. The Committee shall promptly notify the Optionee of the option grant and a written agreement shall promptly be executed and delivered by and on behalf of the Bank and the Optionee, provided that the option grant shall expire if a written agreement is not signed by said Optionee (or his agent or attorney) and returned to the Bank within 60 days from date of receipt by the Optionee of such agreement. The date of grant shall be the date the option is actually granted by the Committee, even though the written agreement may be executed and delivered by the Bank and the Optionee after that date. Each option agreement shall specify the period for which the option thereunder is granted (which in no event shall exceed ten years from the date of grant) and shall provide that the option shall expire at the end of such period. If the original term of an option is less than ten years from the date of grant, the option may be amended prior to its expiration, with the approval of the Committee and the Optionee, to extend the term so that the term as amended is not more than ten years from the date of grant. However, in the case of an ISO granted to an individual who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Bank or its Affiliate ("Ten Percent Stockholder"), such period shall not exceed five years from the date of grant.

(b) Option Price. The purchase price of each share of Common Stock subject to each option granted pursuant to the Plan shall be determined by the Committee at the time the option is granted and, in the case of ISOs, shall not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted, as determined by the Committee. In the case of an ISO granted to a Ten Percent Stockholder, the option price shall not be less than 110% of the fair market value of a share of Common Stock on the date the option is granted. The purchase price of each share of Common Stock subject to a Nonqualified Option under this Plan shall be determined by the Committee prior to granting the option. The Committee shall set the purchase price for each share subject to a Nonqualified Option at either the fair market value of each share on the date the option is granted, or at such other price as the Committee in its sole discretion shall determine.

At the time a determination of the fair market value of a share of Common Stock is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

(c) Exercise Period. The Committee may provide in the option agreement that an option may be exercised in whole, immediately, or is to be exercisable in increments. However, no portion of any option may be exercisable by an Optionee prior to the approval of the Plan by the stockholders of the Bank.

(d) Procedure for Exercise. Options shall be exercised by the delivery of written notice to the Secretary of the Bank setting forth the number of shares with respect to which the option is being exercised. Such notice shall be accompanied by (i) cash, cashier's check, bank draft, or postal or express money order payable to the order of the Bank, (ii) subject to the approval by the Committee, certificates representing shares of Common Stock theretofore owned by the Optionee duly endorsed for transfer to the Bank, or (iii) any combination of the preceding, equal in value to the full amount of the exercise price. Notice may also be delivered by fax or telecopy provided that the purchase price of such shares is delivered to the Bank via wire transfer on the same day the fax is received by the Bank. The notice shall specify the address to which the certificates for such shares are to be mailed. An Optionee shall be deemed to be a stockholder with respect to shares covered by an option on the date the Bank receives such written notice and such option payment. As promptly as practicable after receipt of such written notification and payment, the Bank shall deliver to the Optionee certificates for the number of shares with respect to which such option has been so exercised, issued in the Optionee's name or such other name as Optionee directs; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Bank shall have deposited such certificates in the United States mail, addressed to the Optionee at the address specified pursuant to this Section 6(d).

(e) Termination of Employment. If an Optionee to whom an option is granted ceases to be employed by the Bank or ceases to serve on the Board for any reason other than death or disability, any option which is exercisable on the date of such termination of employment or cessation of serving on the Board may be exercised during a three month period after such date, but in no event may the option be exercised after its expiration under the terms of the option agreement; provided, however, that if an Optionee's employment or service on the Board is terminated because of the Optionee's theft or embezzlement from the Bank, disclosure of trade secrets of the Bank or the commission of a willful, felonious act while in the employment of the Bank (such reasons shall hereinafter be collectively referred to as "for cause"), then any option or unexercised portion thereof granted to said Optionee shall expire upon such termination of employment or cessation of serving on the Board.

(f) Disability or Death of Optionee. In the event of the determination of disability or death of an Optionee under the Plan while the Optionee is employed by the Bank or while the Optionee serves on the Board, the options previously granted to him may be exercised (to the extent he or she would have been entitled to do so at the date of the determination of disability or death) at any time and from time to time, within a one year period after the date of such determination of disability or death, by the former employee, the guardian of his estate, the executor or administrator of his estate or by the person or persons to whom his rights under the option shall pass by will or the laws of descent and distribution, but in no event may the option be exercised after its expiration under the terms of the option agreement. An Optionee shall be deemed to be disabled if, in the opinion of a physician selected by the Committee, he or she is incapable of performing services for the Bank of the kind he or she was performing at the time the disability occurred by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration. The date of determination of disability for purposes hereof shall be the date of such determination by such physician.

(g) Assignability. An option shall not be assignable or otherwise transferable except by will or by the laws of descent and distribution. During the lifetime of an Optionee, an option shall be exercisable only by him or his authorized legal representative.

(h) Incentive Stock Options. Each option agreement may contain such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify an option designated as an ISO.

(i) No Rights as Stockholder. No Optionee shall have any rights as a stockholder with respect to shares covered by an option until the option is exercised by the written notice and accompanied by payment as provided in clause (d) above.

(j) Extraordinary Corporate Transactions. The existence of outstanding options shall not affect in any way the right or power of the Bank or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges or other changes in the Bank's capital structure or its business, or any merger or consolidation of the Bank, or any issuance of Common Stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Bank, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. If the Bank merges, consolidates, sells all of its assets or dissolves (each of the foregoing a "Fundamental Change"), then thereafter upon any exercise of an option theretofore granted the Optionee shall be entitled to purchase under such option, in lieu of the number of shares of Common Stock as to which option shall then be exercisable, the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Optionee had been the holder of record of the number of shares of Common Stock as to which such option is then exercisable. If (i) the Bank shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of another entity), (ii) the Bank sells all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary), (iii) any person or entity (including a "group" as contemplated by Section 13(d)(3) of the Exchange Act) acquires or gains ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares of Common Stock, (iv) the Bank is to be dissolved and liquidated, or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Bank before such election shall cease to constitute a majority of the Board (each such event in clauses (i) through (v) above is referred to herein as a "Corporate Change"), the Committee, in its sole discretion, may accelerate the time at which all or a portion of an Optionee's options may be exercised for a limited period of time before or after a specified date.

(k) Changes in Bank's Capital Structure. If the outstanding shares of Common Stock or other securities of the Bank, or both, for which the option is then exercisable shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, or reorganization, the number and kind of shares of Common Stock or other securities which are subject to the Plan or subject to any options theretofore granted, and the option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares or other securities without changing the aggregate option price.

(l) Acceleration of Options. Except as hereinbefore expressly provided, (i) the issuance by the Bank of shares of stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Bank convertible into such shares or other securities, (ii) the payment of a dividend in property other than Common Stock or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to options theretofore granted or the purchase price per share, unless the Committee shall determine, in its sole discretion, than an adjustment is necessary to provide equitable treatment to Optionee. Notwithstanding anything to the contrary contained in this Plan, the Committee may, in its sole discretion, accelerate the time at which any option may be exercised, including, but not limited to, upon the occurrence of the events specified in this Section 6.

SECTION 7. Amendments or Termination. The Board may amend, alter or discontinue the Plan, but no amendment or alteration shall be made which would impair the rights of any Optionee, without his consent, under any option theretofore granted, or which, without the approval of the stockholders, would: (i) except as is provided in Section 6(k) of the Plan, increase the total number of shares reserved for the purposes of the Plan, (ii) change the class of persons eligible to participate in the Plan as provided in Section 4 of the Plan, (iii) extend the applicable maximum option period provided for in Section 6(a) of the Plan,
(iv) extend the expiration date of this Plan set forth in Section 14 of the Plan, (v) except as provided in Section 6(k) of the Plan, decrease to any extent the option price of any option granted under the Plan or (vi) withdraw the administration of the Plan from the Committee.

SECTION 8. Compliance With Other Laws and Regulations . The Plan, the grant and exercise of options thereunder, and the obligation of the Bank to sell and deliver shares under such options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Bank shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which the Bank shall, in its sole discretion, determine to be necessary or advisable. Any adjustments provided for in Sections 6(j), 6(k) and 6(l) shall be subject to any shareholder action required by Texas or federal law.

SECTION 9. Purchase for Investment. Unless the options and shares of Common Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Bank has determined that such registration is unnecessary, each person exercising an option under this Plan may be required by the Bank to give a representation in writing that he or she is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

SECTION 10. Taxes.

(a) The Bank may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any options granted under this Plan.

(b) Notwithstanding the terms of Section 10(a), any Optionee may pay all or any portion of the taxes required to be withheld by the Bank or paid by him or her in connection with the exercise of a Nonqualified Option by electing to have the Bank withhold shares of Common Stock, or by delivering previously owned shares of Common Stock, having a fair market value, determined in accordance with Section 6(b), equal to the amount required to be withheld or paid; provided, however, that, if the Optionee is subject to Section 16, such tax withholding or delivery right was specifically pre-approved by the Committee as a feature of the option or is otherwise approved in accordance with Rule 16b-3. An Optionee must make the foregoing election on or before the date that the amount of tax to be withheld is determined.

SECTION 11. Replacement of Options. The Committee from time to time may permit an Optionee under the Plan to surrender for cancellation any unexercised outstanding option and receive from the Bank in exchange an option for such number of shares of Common Stock as may be designated by the Committee. The
Committee may, with the consent of the person entitled to exercise any outstanding option, amend such option, including reducing the exercise price of any option to not less than the fair market value of the Common Stock at the time of the amendment and extending the term thereof.

SECTION 12. No Right to Bank Employment or Directorship. Nothing in this Plan or as a result of any option granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Bank or to continue to serve on the Board or interfere in any way with the right of the Bank to terminate an individual's employment at any time. The option agreements may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

SECTION 13. Liability of Bank. The Bank and any Affiliate which is in existence or hereafter comes into existence shall not be liable to an Optionee or other persons as to:

(a) Non-Issuance of Shares. The non-issuance or sale of shares as to which the Bank has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Bank's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b) Tax Consequences. Any tax consequence expected, but not realized, by any Optionee or other person due to the exercise of any option granted hereunder.

SECTION 14. Effectiveness and Expiration of Plan. The Plan shall be effective on the date the Board adopts the Plan. If the stockholders of the Bank fail to approve the Plan within twelve months of the date the Board approved the Plan, the Plan shall terminate and all options previously granted under the Plan shall become void and of no effect. The Plan shall expire ten years after the date the Board approves the Plan and thereafter no option shall be granted pursuant to the Plan.

SECTION 15. Non-Exclusivity of the Plan. Neither the adoption by the Board nor the submission of the Plan to the stockholders of the Bank for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 16. Governing Law. This Plan and any agreements hereunder shall be interpreted and construed in accordance with the laws of the State of Texas and applicable federal law.

IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing by directors of the Bank, Bank of Tanglewood, National Association, has caused these presents to be duly executed in its name and behalf by its proper officers thereunto duly authorized as of this 14th day of November, 1996.


                                  BANK OF TANGLEWOOD,
                                  NATIONAL ASSOCIATION


                                  By:         /s/ James L. Tidwell, Jr.
                                      -----------------------------------
                                  Name:    James L. Tidwell, Jr.
                                       ----------------------------------
                                  Title:  Executive Vice President
                                       ----------------------------------

ATTEST:

 /s/Sheryl Barringer
-----------------------

                             FIRST AMENDMENT TO THE
                    BANK OF TANGLEWOOD, NATIONAL ASSOCIATION
                             1996 STOCK OPTION PLAN

                              W I T N E S S E T H:

         WHEREAS, Bank of Tanglewood, N.A. (the "Bank") presently maintains the Bank of Tanglewood, National Association 1996 Stock Option Plan (the "Plan"); and WHEREAS, the Bank, pursuant to Section 7 of the Plan, has the right to amend the Plan from time to time subject to certain limitations.

         NOW, THEREFORE, in order to increase the number of shares of common stock, $5.00 par value, of the Bank ("Common Stock") reserved for issuance pursuant to the exercise of options under the Plan, the Plan is hereby amended in the following manner:

         1. Effective as of the date this amendment is approved by the Board of Directors of the Bank (the "Board"), Section 3 is hereby amended in its entirety to read as follows:

                  SECTION 3. Stock Reserved for the Plan. Subject to adjustment as provided in Section 6 hereof, the aggregate number of shares of Common Stock that may be optioned under the Plan is 110,000. The shares subject to the Plan shall consist of authorized but unissued shares of Common Stock and such number of shares shall be and is hereby reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to outstanding options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan or the termination of the last of the options granted under the Plan, whichever last occurs, the Bank shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Should any option expire or be canceled prior to its exercise in full, the shares theretofore subject to such option may again be made subject to an option under the Plan.

         2. This First Amendment to the Plan was approved by the Board on the 18th day of February, 1998.

         IN WITNESS WHEREOF, the Bank has executed this First Amendment to the Bank of Tanglewood, National Association 1996 Stock Option Plan on this 22nd day of April, 1998.

                               BANK OF TANGLEWOOD,
                               NATIONAL ASSOCIATION


                               By:         /s/ James L. Tidwell, Jr.
                                   ----------------------------------
                               Name:    James L. Tidwell, Jr.
                                    ---------------------------------
                               Title:      Executive Vice President
                                     --------------------------------

                             SECOND AMENDMENT TO THE
                    BANK OF TANGLEWOOD, NATIONAL ASSOCIATION
                             1996 STOCK OPTION PLAN

                              W I T N E S S E T H:

         WHEREAS, Bank of Tanglewood, N.A. (the "Bank") presently maintains the Bank of Tanglewood, National Association 1996 Stock Option Plan, as amended (the "Plan"); and

         WHEREAS, the Bank, pursuant to Section 7 of the Plan, has the right to amend the Plan from time to time subject to certain limitations.

         NOW, THEREFORE, in order to increase the number of shares of common stock, $5.00 par value, of the Bank ("Common Stock") reserved for issuance pursuant to the exercise of options under the Plan, the Plan is hereby amended in the following manner:

         1. Effective as of the date this amendment is approved by the Board of Directors of the Bank (the "Board"), Section 3 is hereby amended in its entirety to read as follows:

                  SECTION 3. Stock Reserved for the Plan. Subject to adjustment as provided in Section 6 hereof, the aggregate number of shares of Common Stock that may be optioned under the Plan is 150,000. The shares subject to the Plan shall consist of authorized but unissued shares of Common Stock and such number of shares shall be and is hereby reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to outstanding options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan or the termination of the last of the options granted under the Plan, whichever last occurs, the Bank shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Should any option expire or be canceled prior to its exercise in full, the shares theretofore subject to such option may again be made subject to an option under the Plan.

         2. This Second Amendment to the Plan was approved by the Board on the 23rd day of September, 1998.

         IN WITNESS WHEREOF, the Bank has executed this Second Amendment to the Bank of Tanglewood, National Association 1996 Stock Option Plan on this 17th day of November, 1998.

                               BANK OF TANGLEWOOD,
                               NATIONAL ASSOCIATION


                               By:         /s/ James L. Tidwell, Jr.
                                   ----------------------------------
                               Name:    James L. Tidwell, Jr.
                                    ---------------------------------
                               Title:      Executive Vice President
                                     --------------------------------

                             THIRD AMENDMENT TO THE
                    BANK OF TANGLEWOOD, NATIONAL ASSOCIATION
                             1996 STOCK OPTION PLAN

                              W I T N E S S E T H:

     WHEREAS, Bank of Tanglewood, National Association (the "Bank") presently maintains the Bank of Tanglewood, National Association 1996 Stock Option Plan (the "Plan"); and

     WHEREAS,  the Board of  Directors  of the Bank (the  "Board"),  pursuant to
Section 7 of the Plan, has the right to amend the Plan from time to time subject to certain limitations.

     NOW, THEREFORE, in order to make certain changes to the Plan desired by the Board, the Plan is hereby amended in the following manner:

         1. Effective as of the date this amendment is approved by the Board,
         Section 6(j) is hereby amended in its entirety to read as follows:

         (j) Extraordinary Corporate Transactions. The existence of outstanding options shall not affect in any way the right or power of the Bank or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges or other changes in the Bank's capital structure or its business, or any merger or consolidation of the Bank, or any issuance of Common Stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Bank, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. If the Bank merges, consolidates, sells all of its assets or dissolves (each of the foregoing a "Fundamental Change"), then thereafter upon any exercise of an option theretofore granted the Optionee shall be entitled to purchase under such option, in lieu of the number of shares of Common Stock as to which option shall then be exercisable, the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Optionee had been the holder of record of the number of shares of Common Stock as to which such option is then exercisable. If (i) the Bank shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of another entity), (ii) the Bank sells all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary), (iii) any person or entity (including a "group" as contemplated by Section 13(d)(3) of the Exchange Act) acquires or gains ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares of Common Stock, (iv) the Bank is to be dissolved and liquidated, or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Bank before such election shall cease to constitute a majority of the Board (each such event in clauses
         (i) through (v) above is referred to herein as a "Corporate Change"), all options granted hereunder shall become fully exercisable.

         2. This Third Amendment to the Plan was approved by the Board on October 20, 1999.

         IN WITNESS WHEREOF, the Bank has executed this Third Amendment to the Bank of Tanglewood, National Association 1996 Stock Option Plan on this 20th day of October, 1999.

                              BANK OF TANGLEWOOD,
                              NATIONAL ASSOCIATION


                              By:         /s/ James L. Tidwell, Jr.
                                  ---------------------------------
                              Name:    James L. Tidwell, Jr.
                                   --------------------------------
                              Title:      Executive Vice President
                                    -------------------------------

                             FOURTH AMENDMENT TO THE
                    BANK OF TANGLEWOOD, NATIONAL ASSOCIATION
                             1996 STOCK OPTION PLAN

                              W I T N E S S E T H:

     WHEREAS, Bank of Tanglewood, National Association (the "Bank") presently maintains the Bank of Tanglewood, National Association 1996 Stock Option Plan, as amended (the "Plan"); and

     WHEREAS, the Bank, pursuant to Section 7 of the Plan, has the right to amend the Plan from time to time subject to certain limitations.

     NOW, THEREFORE, in order to increase the number of shares of common stock, $5.00 par value, of the Bank ("Common Stock") reserved for issuance pursuant to the exercise of options under the Plan, the Plan is hereby amended in the following manner:

         1. Effective as of the date this amendment is approved by the Board of Directors of the Bank (the "Board"), Section 3 is hereby amended in its entirety to read as follows:


                  (j) Stock Reserved for the Plan. Subject to adjustment as provided in Section 6 hereof, the aggregate number of shares of Common Stock that may be optioned under the Plan is 173,000. The shares subject to the Plan shall consist of authorized but unissued shares of Common Stock and such number of shares shall be and is hereby reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to outstanding options at the termination of the Plan or the termination of the last of the options granted under the Plan, whichever last occurs, the Bank shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Should any option expire or be canceled prior to its exercise in full, the shares theretofore subject to such option may again be made subject to an option under the Plan.

         2. This Fourth Amendment to the Plan was approved by the Board on the 18th day of October, 2000.

         IN WITNESS WHEREOF, the Bank has executed this Fourth Amendment to the Bank of Tanglewood, National Association 1996 Stock Option Plan on this 10th day of November, 2000.

                           BANK OF TANGLEWOOD,
                           NATIONAL ASSOCIATION


                           By:         /s/ James L. Tidwell, Jr.
                               ----------------------------------
                           Name:    James L. Tidwell, Jr.
                                ---------------------------------
                           Title:      Executive Vice President
                                 --------------------------------

EXHIBIT 5.0

                 OPINION & CONSENT OF FREDERIC DORWART, LAWYERS


Frederic Dorwart, Lawyers
124 E. 4th Street
Tulsa, Oklahoma 74103

October 25, 2002

BOK Financial Corporation
Bank of Oklahoma Tower
Boston Avenue at Second Street
Tulsa, Oklahoma 74172
Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 292,225 shares of your common stock. As your counsel in connection with these transactions, we have examined the proceedings taken and proposed to be taken in connection with the issue in sale of the shares.

It is our opinion that the shares, when issued as described in the Registration Statement, will be legally and validly issued, fully paid, and non- assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, including the prospectus constituting a part thereof and any amendment thereto.

Sincerely,

/s/ FREDERIC DORWART
---------------------------------
Frederic Dorwart

EXHIBIT 23.0

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the Bank of Tanglewood, National Association 1996 Stock Option Plan dated October 28, 2002, of our report dated January 23, 2002 with respect to the consolidated financial statements of BOK Financial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

October 25, 2002
Tulsa, Oklahoma



                                       /s/ ERNST & YOUNG, LLP

EXHIBIT 23.1

                      CONSENT OF FREDERIC DORWART, LAWYERS

    (Included in Exhibit 5.0: Opinion & Consent of Frederic Dorwart, Lawyers)


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-EXHIBIT 24.0

                                POWER OF ATTORNEY

      (included on the first signature page to this Registration Statement)